QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-131729 on Form S-8 and Registration Statement No. 333-144043 on Form S-3 of our reports dated February 19, 2010 relating to the consolidated financial statements and financial statement schedules of Huntsman Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting guidance related to the measurement date of defined benefit pension and other postretirement plans effective January 1, 2008, and the retrospective application of new accounting guidance related to the presentation of noncontrolling interests in the consolidated financial statements effective January 1, 2009, and for changes in reportable segments that occurred in the first quarter of 2009), and the effectiveness of Huntsman Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Huntsman Corporation for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 19, 2010

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM